Exhibit 10.15A
Oxford Resources Partners, LP
Long Term Incentive Plan
Grant of Unrestricted Units
Grantee:
Grant Date:
1.	Grant of Unrestricted Units. Oxford Resources GP, LLC (the “Company”) hereby grants to you an Award of unrestricted Units under the Oxford Resources Partners, LP Long-Term Incentive Plan (the “Plan”) on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as part of this Grant of Unrestricted Units (this “Agreement”). The unrestricted Units subject to this Award will be free from any restrictions on transferability (except as otherwise provided in the Unitholder Agreement (as defined below) or the Partnership Agreement (as defined in the Unitholder Agreement)) or risk of forfeiture. The Company shall issue in your name a certificate or certificates representing the unrestricted Units subject to this Award and shall cause to be issued and delivered to you or your designee a certificate representing the number of Units. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.

2.	Unitholder Agreement. Notwithstanding the foregoing, the effectiveness of this Agreement and of the Award of unrestricted Units evidenced hereby, and the delivery of such unrestricted Units to you, are subject to your execution and delivery to the Company of the Director Unitholder Agreement attached hereto as Exhibit A (“Unitholder Agreement”).

3.	Restrictions. By accepting this grant, you agree that any Units delivered to you pursuant to this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (i) the certificates representing the Units delivered under this Agreement may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and any restrictions set forth in the Unitholder Agreement, (ii) the Company may refuse to register the transfer of the Units to be delivered pursuant to this Agreement on the transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Partnership constitute a violation of any applicable securities law, and (iii) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to delivered under this Agreement.

4.	Rights as Unitholder. You, or your executor, administrator, heirs, or legatees shall have the right to vote and receive distributions on Units and all the other privileges of a unitholder of the Partnership only from the date of issuance of a Unit certificate in your name.
5.	Insider Trading Policy. The terms of the Company’s Insider Trading Policy with respect to Units are incorporated herein by reference. The timing of the delivery of any Units pursuant to this Agreement shall be subject to and comply with such Policy.

6.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you.

7.	Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby.

8.	Modifications. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

9.	Governing Law. This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

OXFORD RESOURCES GP, LLC
By:
Name:
Title:

[DIRECTOR]

EXHIBIT A
DIRECTOR UNITHOLDER AGREEMENT
[INSERT DIRECTOR UNITHOLDER AGREEMENT]